UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2024, in conjunction with its plans to initiate the Phase 3 VIKTORIA-2 clinical trial described in item 8.01 below, Celcuity Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership (“Innovatus”), as collateral agent, and the Lenders listed on Schedule 1.1 thereto, including Innovatus in its capacity as a Lender and Oxford Finance LLC (“Oxford”), pursuant to which Innovatus and Oxford, as Lenders, have agreed to make certain term loans (“Term Loans”) to the Company in the aggregate principal amount of up to $180 million. The A&R Loan Agreement amends and restates, in its entirety, that certain Loan and Security Agreement, dated April 8, 2021, as amended, between the Company and Innovatus, as collateral agent, and the Lenders named therein (the “Prior Loan Agreement”).

Funding of the first $100 million under the A&R Loan Agreement will occur on May 30, 2024, including tranche payments of $16.8 million (the “Term A Loan”) and $21.5 million (the “Term B Loan”) reflecting repayment of the principal amount of loans under the Prior Loan Agreement plus accrued payment-in-kind interest, in addition to $61.7 million of new borrowings (the “Term C Loan”). The Company will be eligible to draw on a fourth tranche of $30.0 million (the “Term D Loan”) and fifth tranche of $50 million (the “Term E Loan”), in each case upon achievement of certain clinical trial milestones and satisfaction of certain financial covenants determined on a pro forma as-funded basis. The Lenders may, in their sole discretion upon the Company’s request, make additional term loans to the Company of $45 million (the “Term F Loan”). Funding of these additional tranches is also subject to other customary conditions and limits on when the Company can request funding for such tranches.

The Company is entitled to make interest-only payments for thirty-six months, or up to forty-eight months if certain conditions are met. The Term Loans will mature on May 1, 2029 and will bear interest at a rate equal to the sum of (a) the greater of (i) the Prime Rate (as defined in the A&R Loan Agreement) or (ii) 7.75%, plus (b) 2.85%, provided that 1.0% of such interest will be payable in-kind by adding an amount equal to such 1.0% of the outstanding principal amount to the then outstanding principal balance on a monthly basis through May 31, 2027. The A&R Loan Agreement is secured by all assets of the Company. Proceeds will be used for working capital purposes and to fund the Company’s general business requirements, including the Phase 3 VIKTORIA-2 clinical trial. The A&R Loan Agreement contains customary representations and warranties and covenants, subject to customary carve-outs, and includes financial covenants related to liquidity and trailing twelve months’ revenue. Innovatus has the right, at its election and until August 9, 2025, to convert up to 20% of the outstanding principal of the Term A Loan into shares of the Company’s common stock at a price per share of $10.00 (the “Conversion Right”). Innovatus will continue to have the right to exercise a previously disclosed warrant granted to it under the Prior Loan Agreement to purchase 26,042 shares of common stock at a price per share of $14.40 through April 8, 2031.

In connection with the funding of each of the Term C Loan, the Term D Loan, the Term E Loan and the Term F Loan, the Company will issue to Innovatus and Oxford warrants (the “Warrants”) to purchase that number of shares of the Company’s common stock equal to 2.5% of the principal amount of the applicable Term Loan divided by the exercise price, which shall, with respect to the Term C Loan, be equal to the lower of (i) the volume weighted average closing price of the Company’s common stock for the five-trading day period ending on the last trading day immediately preceding the execution of the A&R Loan Agreement or (ii) the closing price on the last trading day immediately preceding the execution of the A&R Loan Agreement. For the additional Term Loans, the exercise price will be based on the lower of (i) the exercise price for the Warrants issued pursuant to the Term C Loan or (ii) the volume weighted average closing price of the Company’s common stock for the five-trading day period ending on the last trading day immediately preceding the applicable Term Loan funding. The Warrants may be exercised on a cashless basis and are exercisable through the tenth anniversary of the applicable funding date. The number of shares of common stock for which each Warrant is exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in such Warrant.

The description of the A&R Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the A&R Loan Agreement filed as Exhibit 10.1 hereto and the form of Warrant filed as Exhibit 4.1 hereto, each of which is incorporated herein by reference.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Conversion Right and the Warrants is incorporated herein by reference. The issuance of shares of the Company’s common stock pursuant to the Conversion Right and the Warrants will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder.

Item 8.01	Other Events.

On May 30, 2024, the Company announced that it plans to initiate an open-label, randomized Phase 3 clinical trial, VIKTORIA-2, to evaluate the efficacy and safety of gedatolisib combined with fulvestrant plus a CDK4/6 inhibitor in comparison to fulvestrant plus a CDK4/6 inhibitor as first-line treatment for patients with HR+/HER2- advanced breast cancer who are endocrine therapy resistant. For the CDK4/6 inhibitor, investigators may choose either ribociclib or palbociclib. The safety profile of gedatolisib combined with fulvestrant and palbociclib is well described, but the investigational combination of gedatolisib with ribociclib has not yet been clinically tested. Therefore, a safety run-in of approximately 12-36 subjects will evaluate the safety profile of gedatolisib combined with ribociclib and fulvestrant. The safety run-in will be completed, and gedatolisib’s Phase 3 dose confirmed, before enrolling patients in the Phase 3 portion of the study.

For the Phase 3 study, approximately 638 subjects who meet the eligibility criteria will be assigned to a cohort based on their PIK3CA mutation status. After the investigator selects the CDK4/6 inhibitor for a subject, the subject will then be randomly assigned on a 1:1 basis to either Arm A (gedatolisib, fulvestrant and the investigator’s choice of ribociclib or palbociclib) or Arm B (fulvestrant and the investigator’s choice of ribociclib or palbociclib).

The clinical trial primary endpoints are progression free survival (PFS), per RECIST 1.1 criteria, as assessed by blinded independent central review. The primary PFS endpoints will be evaluated separately in subjects who are PI3KCA wild type and PI3KCA mutant. The study’s design was reviewed and discussed with the U.S. Food and Drug Administration (FDA) during a Type C meeting.

This global trial is expected to enroll subjects at up to 200 clinical sites across North America, Europe, Latin America, and Asia. Celcuity expects to enroll the first patient in the second quarter of 2025.

On May 30, 2024, the Company issued a press release announcing the Company’s entry into the A&R Loan Agreement as well as the Phase 3 clinical trial. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant.

10.1	Amended and Restated Loan and Security Agreement, dated May 30, 2024, by and among Celcuity Inc., Innovatus Life Sciences Lending Fund I, LP, as collateral agent, and the Lenders named therein (pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain information contained in this Exhibit 10.1 has been redacted as indicated therein).

99.1	Press Release, dated May 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2024

CELCUITY INC.

By	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

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